Exhibit 10.1

AMENDMENT NO. 2
TO THE THIRD AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
BRAEMAR HOSPITALITY LIMITED PARTNERSHIP

November 20, 2018

This Amendment No. 2 to the Third Amended and Restated Agreement of Limited Partnership of Braemar Hospitality Limited Partnership (this “Amendment”) is made as of November 20, 2018, by Braemar OP General Partner LLC, a Delaware limited liability company, as general partner (the “General Partner”) of Braemar Hospitality Limited Partnership, a Delaware limited partnership (the “Partnership”), pursuant to the authority granted to the General Partner in Section 11.1(b) of the Third Amended and Restated Agreement of Limited Partnership of Braemar Hospitality Limited Partnership, dated March 7, 2017, as amended by Amendment No. 1 thereto dated as of April 23, 2018 (the “Partnership Agreement”), for the purpose of issuing additional Partnership Units in the form of Preferred Partnership Units.  Capitalized terms used and not defined herein shall have the meanings set forth in the Partnership Agreement.

WHEREAS, the Board of Directors (the “Board”) of Braemar Hotels & Resorts Inc. (the “Company”) and a duly authorized committee thereof adopted resolutions on November 11,  2018 and November 13,  2018 classifying and designating 1,840,000 shares of Preferred Stock (as defined in the Articles of Amendment and Restatement of the Company (the “Charter”)) as Series D Preferred Stock;

WHEREAS, the Board filed Articles Supplementary to the Charter with the State Department of Assessments and Taxation of Maryland on November 19, 2018, establishing the Series D Preferred Stock, with such preferences, rights, powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption as described in the Series D Articles Supplementary;

WHEREAS, Section 11.1(b) of the Partnership Agreement permits the General Partner to amend the Partnership Agreement without the approval of any other Partner if such amendment is to create, issue or reflect the creation or issuance of additional Partnership Interests;

WHEREAS, the General Partner has determined that, in connection with the issuance of the Series D Preferred Stock, it is necessary and desirable to amend the Partnership Agreement to create additional Partnership Units in the form of Preferred Partnership Units having designations, preferences and other rights which are substantially the same as the economic rights of the Series D Preferred Stock; and

WHEREAS, the General Partner desires to so amend the Partnership Agreement as of the date first set forth above.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the General Partner hereby amends the Partnership Agreement as follows:

1.                                      Article I is amended to add the following defined terms in their respective alphabetical order within Article I:

“Series D Articles Supplementary” shall mean the Articles Supplementary Establishing and Fixing the Rights and Preferences of a Series of Preferred Stock, designating the rights and preferences of the 8.25% Series D Cumulative Preferred Stock, filed as part of the Company’s charter with the State Department of Assessments and Taxation of Maryland, on November 16, 2018.

“Series D Preferred Partnership Interests” shall mean a partnership interest in the Partnership evidenced by the Series D Preferred Partnership Units, having a preference in payment of distributions or on liquidation as set forth in Exhibit H to this Agreement.

“Series D Preferred Partnership Units” shall mean the series of Preferred Partnership Units established pursuant to this Agreement, representing a fractional, undivided share of the Series D Preferred Partnership Interests of all Partners issued under this Agreement.

“Series D Preferred Stock” shall mean the Series D Cumulative Preferred Stock of the Company, with such preferences, rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption as described in the Series D Articles Supplementary.

2.                                      In accordance with Section 4.3 of the Partnership Agreement, set forth in Exhibit H hereto are the terms and conditions of the Series D Preferred Partnership Units which are hereby established and issued to Braemar OP Limited Partner, LLC in consideration of its contribution to the Partnership of the proceeds from the issuance and sale of the Series D Preferred Stock by the Company.  The Partnership Agreement is hereby amended to incorporate such Exhibit H as Exhibit H thereto and to replace Exhibit A thereto with a revised Exhibit A to reflect the issuance of the Series D Preferred Partnership Units.

3.                                      Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the General Partner hereby ratifies and confirms.

4.                                      This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to conflicts of law.

5.                                      If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

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2

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first set forth above.

Braemar OP General Partner LLC,
a Delaware limited liability company, as General Partner of Braemar Hospitality Limited Partnership

By:	/s/ Robert G. Haiman
	Name:	Robert G. Haiman
	Title:	Executive Vice President, General
Counsel and Secretary

[Amendment No. 2 to Third Amended and Restated LP Agreement of Braemar Hospitality Limited Partnership]

EXHIBIT H

DESIGNATION OF TERMS AND CONDITIONS OF SERIES D PREFERRED PARTNERSHIP UNITS

(a)                                 Designation and Number.  A series of Preferred Partnership Units, designated as Series D Preferred Partnership Units, is hereby established.  The number of authorized Series D Preferred Partnership Units shall be 1,840,000.

(b)                                 Rank.  The Series D Preferred Partnership Units, with respect to rights to distributions and payments to Partners, the distribution of assets upon the liquidation, dissolution or winding up of the Partnership, rank (a) prior or senior to the Common Partnership Units and all Partnership Units issued by the Partnership (“Junior Units”) the terms of which specifically provide that such Partnership Units rank junior to the Series D Preferred Partnership Units; (b) on a parity with the Series B Preferred Partnership Units and all other Partnership Units issued in the future by the Partnership (“Parity Units”) the terms of which specifically provide that such Partnership Units rank on a parity with the Series D Preferred Partnership Units; (c) junior to all Partnership Units issued by the Partnership the terms of which specifically provide that such Partnership Units rank senior to the Series D Preferred Partnership Units; and (d) junior to all of the Partnership’s existing and future indebtedness.

(c)                                  Distributions.

(i)                                     Pursuant to Section 8.1 of the Partnership Agreement but subject to the rights of holders of any Preferred Partnership Units ranking senior to the Series D Preferred Partnership Units as to the payment of distributions, Braemar OP Limited Partner LLC, in its capacity as the holder of the then outstanding Series D Preferred Partnership Units, shall be entitled to receive, when, as and if authorized by the General Partner, from the Cash Flow, cumulative quarterly preferential cash distributions in an amount per Series D Preferred Partnership Unit equal to 8.25% of the $25.00 liquidation preference per annum (equivalent to a fixed annual amount of $2.0625 per Series D Preferred Partnership Unit).  Distributions of Preferred Return on the Series D Preferred Partnership Units shall be cumulative from (and including) the date of original issuance, whether or not in any distribution period or periods (i) such distributions shall be authorized by the General Partner, (ii) there shall be funds legally available for the payment of such distributions or (iii) any agreement prohibits the Partnership’s payment of such distributions, and such distributions shall be payable quarterly on the 15th day of January, April, July and October of each year (or, if not a Business Day, the next succeeding Business Day with the same force and effect as if paid on such distribution date, and no interest or additional distributions or other sums shall accrue on the amount so payable from such distribution date to such next succeeding Business Day).  Any distribution of Preferred Return payable on the Series D Preferred Partnership Units for any distribution period (as defined below) will be computed on the basis of twelve 30-day months and a 360-day year.  Distributions of Preferred Return will be payable in arrears to holders of record as they appear on the records of the Partnership at the close of business on the last day of each of March, June, September and December, as the case may be, immediately preceding the applicable distribution payment date, which dates shall be the Partnership Record Dates for the Series D Preferred Partnership Units.  Except for distributions in liquidation or redemption as provided in Sections D and E, respectively, holders of Series D Preferred Partnership Units will not be entitled to receive any distributions in excess of cumulative Preferred Returns accrued on the Series D Preferred Partnership Units at the rate specified in this paragraph.  No interest will be paid in respect of any distribution payment or payments on the Series D Preferred Partnership Units that may be in arrears. As used herein, “distribution period” shall mean the respective periods commencing on, and including, the 1st day of January, April, July and October of each year and ending on, and including, the last day of each March, June, September and December, respectively (other than the initial distribution period with respect to units issued on November 20, 2018, which shall commence on (and include) November 20, 2018 and end on (and include) December 31, 2018, and other than the distribution period during which any Series D Preferred Partnership Units shall be redeemed pursuant to Section E, which shall end on, and include, the day preceding the redemption date with respect to the Series D Preferred Partnership Units being redeemed).

(ii)                                  When distributions of Preferred Return are not paid in full upon the Series D Preferred Partnership Units or any other series of Parity Units, or a sum sufficient for such payment is not set apart, all distributions of Preferred Return authorized by the General Partner upon the Series D Preferred Partnership Units and any other series of Parity Units shall be authorized by the General Partner ratably in proportion to the respective amounts of such distributions accumulated, accrued and unpaid on the Series D Preferred Partnership Units and accumulated, accrued and unpaid on such Parity Units.  Except as set forth in the preceding sentence, unless distributions on the Series D Preferred Partnership Units equal to the full amount of accumulated, accrued and unpaid distributions of Preferred Return have been or contemporaneously are authorized by the General Partner and paid, or authorized by the General Partner and a sum sufficient for the payment thereof set apart for such payment for all past distribution periods, no distributions (other than distributions paid in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) shall be authorized by the General Partner or paid or set aside for payment by the Partnership with respect to any class or series of Parity Units.  Unless full cumulative distributions of Preferred Return on the Series D Preferred Partnership Units have been paid or authorized by the General Partner and set apart for payment for all past distribution periods, no distributions (other than distributions paid in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) shall be authorized by the General Partner or paid or set apart for payment by the Partnership with respect to any Junior Units, nor shall any Junior Units or Parity Units be redeemed, purchased or otherwise acquired for any consideration, or any monies be paid to or made available for a sinking fund for the redemption of any Junior Units or Parity Units (except by conversion or exchange for Junior Units, or options, warrants or rights to subscribe for or purchase Junior Units), nor shall any other cash or property be paid or distributed to or for the benefit of holders of Junior Units or Parity Units.  Notwithstanding the foregoing, the General Partner shall not be prohibited from (i) authorizing or paying or setting apart for payment any Preferred Return or distribution on any Junior Units or Parity Units or (ii) redeeming, purchasing or otherwise acquiring any Junior Units or Parity Units, in each case, if such authorization, payment, redemption, purchase or other acquisition is necessary to maintain the Company’s qualification as a REIT.

(iii)                               No distribution of Preferred Return on the Series D Preferred Partnership Units shall be authorized by the General Partner or paid or set apart for payment at such time as the terms and provisions of any agreement of the Partnership, including any agreement of the Partnership relating to the Partnership’s indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such authorization, payment or setting apart for payment shall be restricted or prohibited by law.

(iv)                              In determining whether a distribution (other than upon voluntary or involuntary liquidation, dissolution or winding up of the Partnership) of Preferred Return or in redemption or otherwise, is permitted, amounts that would be needed, if the Partnership were to be dissolved at the time of the distribution, to satisfy the liquidation preference of the Series D Preferred Partnership Units (as provided in Section D below) will not be added to the Partnership’s total liabilities.

(d)                                 Liquidation Preference.

(i)                                     Upon any voluntary or involuntary liquidation, dissolution or winding up of the Partnership, before any payment or distribution shall be made to or set apart for the holders of any Junior Units, Braemar OP Limited Partner LLC, in its capacity as holder of the Series D Preferred Partnership Units, shall be entitled to receive a liquidation preference distribution of $25.00 per Series D Preferred Partnership Unit, plus an amount equal to all accumulated, accrued and unpaid Preferred Return to the date of final distribution, but Braemar OP Limited Partner LLC shall not be entitled to any further payment with respect thereto.  If upon any liquidation, dissolution or winding up of the Partnership, its assets, or proceeds thereof, distributable among Braemar OP Limited Partner LLC, in its capacity as the holder of the Series D Preferred Partnership Units, shall be insufficient to pay in full the above described preferential distribution and liquidating distributions on any other series of Parity Units, then such assets, or the proceeds thereof, shall be distributed among Braemar OP Limited Partner LLC, in its capacity as the holder of the Series D Preferred Partnership Units, and the holders of any such other Parity Units ratably in the same proportion as the respective amounts that would be payable on such Series D Preferred Partnership Units and any such other Parity Units if all amounts payable thereon were paid in full.

(ii)                                  Upon any liquidation, dissolution or winding up of the Partnership, after payment shall have been made in full to Breamar OP Limited Partner LLC, in its capacity as the holder of the Series D Preferred Partnership Units, holders of the Series D Preferred Partnership Units shall have no right or claim to any of the remaining assets of the Partnership.

(iii)                               None of a consolidation or merger of the Partnership with or into another entity, a merger of another entity with or into the Partnership, a statutory unit exchange by the Partnership or a sale, lease or conveyance of all or substantially all of the Partnership’s property or business shall be considered a liquidation, dissolution or winding up of the affairs of the Partnership.

(e)                                  Redemption.  In connection with the redemption by the Company of any shares of Series D Preferred Stock in accordance with the provisions of the Series D Articles Supplementary, the Partnership shall provide cash to Braemar OP Limited Partner LLC for such purpose which shall be equal to the redemption price (as set forth in the Series D Articles Supplementary), plus all distributions of Preferred Return accumulated and unpaid to, but not including, the Redemption Date (as defined in the Series D Articles Supplementary), and one Series D Preferred Partnership Unit shall be concurrently redeemed with respect to each share of Series D Preferred Stock so redeemed by the Company.  From and after the applicable Redemption Date, the Series D Preferred Partnership Units so redeemed shall no longer be outstanding and all rights hereunder, to distributions or otherwise, with respect to such Series D Preferred Partnership Units shall cease.

(f)                                   Voting Rights.  Except as required by applicable law, the holder of the Series D Preferred Partnership Units, as such, shall have no voting rights.

(g)                                  Conversion.  In connection with the conversion by the Company of any shares of Series D Preferred Stock into shares of REIT Common Shares in accordance with the provisions of the Series D Articles Supplementary, the Partnership shall convert Series D Preferred Partnership Units into Common Partnership Units and issue such Common Partnership Units to Braemar OP Limited Partner LLC.  The number of Common Partnership Units into which the Series D Preferred Partnership Units are convertible shall be equal to the number of REIT Common Shares into which the Series D Preferred Stock is then being converted, as set forth in the Series D Articles Supplementary.  From and after the applicable Change of Control Conversion Date (as such term is defined in the Series D Articles Supplementary), the Series D Preferred Partnership Units so converted shall no longer be outstanding and all rights hereunder, to distributions or otherwise, with respect to such Series D Preferred Partnership Units shall cease.

(h)                                 Restriction on Ownership.  The Series D Preferred Partnership Units shall be owned and held solely by Braemar OP Limited Partner LLC.

(i)                                     Allocations.  Allocations of the Partnership’s items of income, gain, loss and deduction allocable with respect to Series D Preferred Partnership Units shall be allocated pro rata among holders of Series D Preferred Partnership Units in accordance with Article V of the Partnership Agreement.